ShoreTel Reports Financial Results for First Quarter Fiscal Year 2016

ShoreTel Connect Rolled Out

Record Cash Flow from Operations

SUNNYVALE, Calif., Oct. 22, 2015 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple phone systems and unified communications (UC) solutions, today announced financial results for the first quarter of its fiscal year 2016, which ended September 30, 2015.

For the first quarter of fiscal 2016, total revenue was $90.2 million, compared to $90.4 million in the first quarter of fiscal 2015. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other adjustments and related tax changes, for the first quarter of fiscal year 2016, was $6.2 million, or $0.09 per diluted share. This compares with a non-GAAP net income of $4.7 million, or $0.07 per diluted share, in the first quarter of fiscal 2015. GAAP net income was $2.1 million, or $0.03 per diluted share, in the first quarter of fiscal 2016, compared with a GAAP net income of $0.4 million, or $0.01 per diluted share, in the first quarter of fiscal 2015.

"In the quarter, we rolled out ShoreTel Connect, reignited our cloud bookings growth, expanded our hosted gross margins and delivered record cash flow from operations," said Don Joos, president and CEO of ShoreTel. "We are now in the third and final phase of our strategic transformation and we continue to operate from a position of strength with momentum and accelerating results. We look forward to providing a business update and outlining our catalysts for growth during our Analyst Day on November 4th in New York City."

First Quarter of Fiscal 2016 Financial Highlights

Recurring revenues, which consist of all hosted and related services revenue plus support revenues, represented 51 percent of total revenue in the first quarter of fiscal 2016 and reached an annualized value of $184 million; an increase of 15 percent compared to the first quarter of fiscal 2015.

Non-GAAP total gross margin, which excludes stock-based compensation charges, amortization of acquisition-related intangibles and other adjustments, for the first quarter of fiscal year 2016, was 66.0 percent, compared with 61.3 percent in the year-ago period. GAAP gross margin for the first quarter of fiscal year 2016 was 64.4 percent compared with 59.5 percent in the first quarter of fiscal year 2015.

Hosted revenues of $29.6 million were up 19 percent year-over-year and 4 percent sequentially. Non-GAAP hosted gross margin increased to 56.9 percent in the first quarter of fiscal 2016, representing a significant improvement over the 42.1 percent in the first quarter of fiscal 2015. GAAP hosted gross margin for the first quarter of fiscal year 2016 was 52.8 percent, compared with 37.4 percent in the first quarter of fiscal year 2015. The total number of installed customer seats increased 18 percent over the first quarter of fiscal 2015 to approximately 189,200. Hosted revenue churn was approximately 5 percent annualized in the first quarter of fiscal 2016.

Product revenues of $41.5 million were down 13 percent year-over-year and down 12 percent sequentially. Non-GAAP product gross margin was 67.6 percent in the first quarter of fiscal 2016, compared with 65.5 percent in the first quarter of fiscal 2015. GAAP product gross margin for the first quarter of fiscal year 2016 was 67.5 percent, compared with 64.8 percent in the first quarter of fiscal year 2015.

Support and services revenues of $19.1 million were up 7 percent year-over-year and 2 percent sequentially. Non-GAAP support and service gross margin was 76.5 percent in the first quarter of fiscal 2016, compared with 77.0 percent in the first quarter of fiscal 2015. GAAP support and service gross margin for the first quarter of fiscal year 2016 was 75.4 percent, compared with 76.0 percent in the first quarter of fiscal year 2015.

As of September 30, 2015 the company had $106.1 million in cash, cash equivalents and short-term investments and no outstanding debt. The company generated $19.6 million in cash flow from operations in the quarter ended September 30, 2015.

Selected Operational Metrics

	Quarter Ended 09/30/15	Quarter Ended 06/30/15	Quarter Ended 03/31/15	Quarter Ended 12/31/14	Quarter Ended 09/30/14
Recurring Revenue as a Percent of Total Revenue	51%	48%	51%	46%	44%

Annual Recurring Revenue Run Rate (in millions)	$184.4	$179.5	$172.9	$165.9	$160.1

Cloud Average Monthly Recurring Revenue Per Customer	$2,362	$2,387	$2,370	$2,357	$2,391

Cloud Monthly Average Revenue Per User (ARPU)	$54	$54	$53	$52	$53

Cloud Average # of Seats per Customer	44	44	44	45	45

Cloud Revenue Churn Rate Annualized	5.3%	4.4%	7.9%	4.5%	2.3%

Non-GAAP Gross Margin-Product	67.6%	65.9%	65.2%	67.0%	65.5%

Non-GAAP Gross Margin-Hosted and related services	56.9%	51.6%	49.5%	45.4%	42.1%

Non-GAAP Gross Margin-Support and Services	76.5%	77.3%	75.8%	77.0%	77.0%

Total Company Headcount	1,070	1,063	1,068	1,010	989

First Quarter of Fiscal 2016 Business Highlights

ShoreTel Rolls Out ShoreTel Connect – Unique Common Platform, User Experience for Cloud, Onsite and Hybrid Unified Communications

During the quarter, ShoreTel rolled out ShoreTel Connect™, a transformational, single platform and user interface that provides business communications from the cloud, onsite or a hybrid combination of both. ShoreTel Connect changes how companies communicate with a unique new collaboration experience that unites groups and adapts to individual preferences. With ShoreTel Connect, businesses gain flexibility and customer insights and increase their ability to collaborate with employees inside as well as partners and customers outside the company – all while lowering IT operating costs.

Unlike other communications vendors that work either in the cloud or onsite and put the onus on companies to choose how to best deploy and integrate disparate platforms, ShoreTel Connect is designed to simplify the way our customers' deploy, manage, scale, and secure phone systems. As a single platform and user interface, ShoreTel Connect can be configured multiple ways for the cloud, onsite and mixed or hybrid options to fit with individual company growth and business models; ensuring what companies select today will grow with them as their needs change in the future.

ShoreTel Connect includes many new and enhanced features with capabilities that include:

  Personalized call handling and call routing for both office and mobile devices
  ShoreTel Connect Contact Center which is tightly integrated with UC offerings to increase agent productivity and customer satisfaction
  Advanced collaboration tools including instant messaging, audio and web conferencing, point-to-point video and desktop sharing
  Seamless feature integration and collaboration apps for smartphone, tablet and wearable devices
  Many specialized apps like voicemail to text, mobility, emergency notification, integrated call recording, and enhanced paging.

ShoreTel Delivers Tight Integration of Leading Business Applications with ShoreTel Connect ONSITE and CLOUD

As part of the Connect roll-out, ShoreTel has integrated advanced CRM applications with deployments of ShoreTel Connect ONSITE™ and ShoreTel Connect CLOUD™, creating feature parity for customers no matter which deployment model they elect to deploy. These CRM integrations bring capabilities such as embedded call control, screen pops, click-to-call, and call activity record correlation with business data.

ShoreTel offers a portfolio of software applications that integrate leading business applications with a company's communications platform, delivering on the promise of unified communications by increasing return on investment of both the ShoreTel UC system and a customer's existing business applications. By tying organizational communications into core business processes and workflows, these innovative solutions help to increase employee productivity, shorten response times, encourage collaboration, and improve customer satisfaction – all while providing faster access to a company's business data. ShoreTel advanced applications extend core contact center, workgroup, UC, and CRM capabilities, and powerfully combine to streamline workflows and analytics across multiple business systems.

Integrations are available now for ACT! ®, AMS 360 ®, Desk.com™, Microsoft Dynamics®, NetSuite®, Salesforce®, and Zendesk®. Moreover, the ShoreTel developed EasyPop, Web Dialer, and App Dialer solutions bring brilliant simplicity to customers requiring integration to any of the hundreds of other CRM systems in the market today.

Gartner Positions ShoreTel in the "Visionaries" Quadrant of the 2015 Magic Quadrant for Unified Communications

Gartner®, Inc. evaluated 11 UC solution providers and placed ShoreTel in the "Visionaries" quadrant of its "Magic Quadrant for Unified Communications."[1]

Gartner evaluated the providers based on completeness of vision and ability to execute. "Completeness of vision" evaluation criteria included market understanding, marketing strategy, sales strategy, offering strategy, business model, vertical/industry strategy, geographic strategy, and innovation. "Ability to execute" evaluation criteria included product/service, overall viability, market responsiveness/record, operations, sales execution/pricing, marketing execution and customer experience.

To read the Magic Quadrant, please visit here.

ShoreTel Simplifies and Enhances Champion Partner Program with Move to Rewards-Based System

ShoreTel announced a simplified and enhanced Champion Partner Program driven by a points-based system. The program, which goes into effect in the December quarter, encompasses both cloud and onsite sales while offering channel partners increased involvement in the delivery of cloud services.

The new Champion Partner Program moves to a points-based reward system with one annual target, enabling partners to earn points based on the value they provide in the marketplace. With a points system, ShoreTel merges its cloud and onsite partner tracks into one program and consolidates 11 tiers into four. ShoreTel partners now have control over how they meet their commitments and can do so through a combination of cloud, onsite and hybrid sales and ShoreTel Connect training.

The program also offers an expanded role for channel partners in the delivery of cloud services. New functionality in ShoreTel Connect will allow partners to participate in the implementation and support of their cloud customers and create incremental business opportunities for partner-provided value-added services. Another enhancement will allow partner names to appear on ShoreTel Connect CLOUD bills. In addition, partners can learn how to capitalize on the cloud opportunity by enrolling in ShoreTel's newly created Cloud Implementation Academy. This collection of courses, offered at no charge, will teach partners how to participate in the delivery of cloud services and monetize the opportunity.

ShoreTel to Host Analyst Day in New York City on November 4

Members of ShoreTel's management team will deliver a series of presentations regarding the company's rollout of ShoreTel Connect (its common platform serving cloud, onsite and hybrid environments), catalysts for growth, and the resulting financial model. The formal event will begin at 1:30 p.m. Eastern Time and conclude at approximately 5:00 p.m. Eastern Time, followed by a reception and ShoreTel Connect demonstration.

Institutional equity analysts and investors can register for the event, listen to a live webcast or access a replay of the presentations through the Investor Relations section of the company's corporate website at http://ir.shoretel.com/events.cfm.

Business Outlook

ShoreTel is providing the following outlook for its fiscal second quarter of 2016 ending December 31, 2015:

  Total revenue is expected to be in the range of $87 million to $93 million.
  Non-GAAP gross margin, which excludes approximately one and one-half percentage points in stock-based compensation charges, amortization of acquisition-related intangibles and other adjustments, is expected to be in the range of 64 percent to 65 percent. GAAP total gross margin is expected to be in the range of 62.5 percent to 63.5 percent.
  Non-GAAP operating expenses, which exclude approximately $2.5 million in stock-based compensation expenses, amortization of acquisition-related intangibles and other adjustments, are expected to be in the range of $53 million to $54 million. GAAP total operating expenses are expected to be in the range of $55.5 million to $56.5 million.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:30 p.m. Pacific Time on Thursday, October 22, 2015. To access the conference call, dial + 1-866-652-5200 for callers in the U.S. or + 1-412-317-6060 for international callers and ask to join the ShoreTel call.

A live webcast will be available in the Investor Relations section of the Company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until October 30, 2015 by dialing + 1-877-344-7529 for callers in the U.S. or + 1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10074561.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax changes, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets and the related tax changes, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth, and statements regarding partners, product and technology introductions and their timing for release, and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins and operating expenses (on a GAAP and non-GAAP basis) and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to continue to grow our cloud-based solutions, our ability to grow or maintain our premise products, supply and manufacturing risks, the impact of service disruptions or security breaches, uncertainties related to global operations, our ability to control costs as we expand our business, our ability to attract, retain and ramp new personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, our ability to identify and execute on strategic opportunities, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the uncertain impact of global economic conditions and foreign exchange rates, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2015,

Gartner Disclaimer:

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

[1] Gartner "Magic Quadrant for Unified Communications" by Bern Elliot, Steve Blood, Aug. 10, 2015.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple IP phone systems and unified communications solutions powering today's always-on workforce. Its flexible communications solutions for on-premises, cloud and hybrid environments eliminate complexity, reduce costs and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel's innovative business phones, application integration, collaboration tools, mobility, and contact center applications enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel, ShoreTel Connect, ShoreTel Connect ONSITE, ShoreTel Connect CLOUD, and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. AMS360 is a registered trademark of Vertafore, Inc. Act! Is a registered trademark or trademarks of Swiftpage ACT! LLC, or its affiliated entities. Salesforce and Desk.com are trademarks of salesforce.com and are used here with permission. Zendesk is a registered trademark of Zendesk, Inc. Microsoft Dynamics is either a registered trademark or trademark of Microsoft Corporation. NetSuite is a registered trademark of NetSuite. Gartner is a trademark of Gartner, Inc. All other trademarks, trade names and service marks herein are the property of their respective owners.

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of
	September 30,	June 30,
	2015	2015

ASSETS
Current assets:
Cash and cash equivalents	$ 96,532	$ 82,162
Short-term investments	9,597	8,025
Accounts receivable - net	28,502	36,494
Inventories	13,453	15,053
Prepaid expenses and other current assets	11,180	11,616
Total current assets	159,264	153,350

Property and equipment - net	19,759	20,419
Goodwill	122,750	122,750
Intangible assets	20,302	22,217
Other assets	4,325	3,793
Total assets	$ 326,400	$ 322,529

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 14,150	$ 16,452
Accrued liabilities and other	19,742	19,374
Accrued employee compensation	14,598	15,311
Accrued taxes and surcharges	8,485	9,902
Deferred revenue	52,134	49,624
Total current liabilities	109,109	110,663

Long-term deferred revenue	17,815	17,624
Other long-term liabilities	4,402	4,014
Total liabilities	131,326	132,301

Stockholders' equity:

Common stock	364,399	361,695
Accumulated deficit	(169,325)	(171,467)
Total stockholders' equity	195,074	190,228

Total liabilities and stockholders' equity	$ 326,400	$ 322,529

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2015	2014

Revenue:
Product	$ 41,533	$ 47,707
Hosted and related services	29,562	24,891
Support and services	19,090	17,833
Total revenue	90,185	90,431
Cost of revenue:
Product	13,481	16,779
Hosted and related services	13,959	15,593
Support and services	4,705	4,281
Total cost of revenue	32,145	36,653
Gross profit	58,040	53,778
Gross profit %	64.4%	59.5%

Operating expenses:
Research and development	13,837	13,661
Sales and marketing	30,843	29,016
General and administrative	10,115	9,991
Total operating expenses	54,795	52,668
Income from operations	3,245	1,110
Other income (expense), net	(700)	(366)
Income before provision for income tax	2,545	744
Provision for income tax	403	378
Net income	$ 2,142	$ 366
Net income per share:
Basic	$ 0.03	$ 0.01
Diluted	$ 0.03	$ 0.01

Shares used in computing net income per share:
Basic	65,266	62,967
Diluted	66,978	64,571

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2015		2014
GAAP Product gross profit	$ 28,052		$ 30,928
Stock-based compensation charges	29	(a)	36	(a)
Amortization of acquisition-related intangibles	8	(b)	262	(b)
Non-GAAP Product gross profit	$ 28,089		$ 31,226
Non-GAAP Product gross margin	67.6%		65.5%

GAAP Hosted and related services gross profit	$ 15,603		$ 9,298
Stock-based compensation charges	384	(a)	343	(a)
Amortization of acquisition-related intangibles	826	(b)	833	(b)
Non-GAAP Hosted and related services gross profit	$ 16,813		$ 10,474
Non-GAAP Hosted and related services gross margin	56.9%		42.1%

GAAP Support and services gross profit	$ 14,385		$ 13,552
Stock-based compensation charges	212	(a)	180	(a)
Non-GAAP Support and services gross profit	$ 14,597		$ 13,732
Non-GAAP Support and services gross margin	76.5%		77.0%

GAAP total gross profit	$ 58,040		$ 53,778
Stock-based compensation charges	625	(a)	559	(a)
Amortization of acquisition-related intangibles	834	(b)	1,095	(b)
Non-GAAP total gross profit	$ 59,499		$ 55,432
Non-GAAP total gross margin	66.0%		61.3%

GAAP income from operations	$ 3,245		$ 1,110
Stock-based compensation charges	2,772	(a)	2,539	(a)
Amortization of acquisition-related intangibles	1,655	(b)	1,916	(b)
Non-GAAP income from operations	$ 7,672		$ 5,565

GAAP net income	$ 2,142		$ 366
Stock-based compensation charges	2,772	(a)	2,539	(a)
Amortization of acquisition-related intangibles	1,655	(b)	1,916	(b)
Deferred tax provision arising from tax impact of above items	(356)	(c)	(126)	(c)
Non-GAAP net income	$ 6,213		$ 4,695

Non-GAAP net income per share:
Basic	$ 0.10		$ 0.07
Diluted	$ 0.09		$ 0.07

Shares used in computing net income per share:
Basic	65,266		62,967
Diluted	66,978		64,571

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended
		September 30,
		2015	2014
(a)	Stock-based compensation included in:
	Cost of product revenue	$ 29	$ 36
	Cost of hosted and related services revenue	384	343
	Cost of support and services revenue	212	180
	Research and development	487	658
	Sales and marketing	862	711
	General and administrative	798	611
		$ 2,772	$ 2,539

(b)	Amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 8	$ 262
	Cost of hosted and related services	826	833
	Sales and marketing	821	821
		$ 1,655	$ 1,916

(c)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (b) above.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q2 2016 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	December 31, 2015

	High	Low
GAAP gross profit %	63.5%	62.5%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	1.5%	1.5%
Non-GAAP gross profit %	65.0%	64.0%

Total GAAP operating expenses	$ 55.5	$ 56.5
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	$ 2.5	$ 2.5
Total non-GAAP operating expenses	$ 53.0	$ 54.0

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